Exhibit 99.1

SUTHERLAND ASSET MANAGEMENT CORPORATION ANNOUNCES THIRD QUARTER 2017 RESULTS

-  Quarterly Net Income of $0.37 per share of common stock -

-  Quarterly Core Earnings of $0.38 per share of common stock -

-  Originated $808.6 Million of Loans During Third Quarter 2017 -

-  Declared and Paid Third Quarter Dividend of $0.37 Per Share -

New York, New York, November 9, 2017 / PRNewswire / – Sutherland Asset Management Corporation (“Sutherland” or the “Company”) (NYSE: SLD) today reported financial results for the quarter ended September 30, 2017.

Third Quarter Highlights:

•	Net income of $12.4 million, or $0.37 per share of common stock
•	Core earnings of $12.9 million, or $0.38 per share of common stock
•	Adjusted net book value of $16.68 per share of common stock as of September 30, 2017
•	Originated $278.8 million of small balance commercial (“SBC”) loans
•	Originated $38.9 million of loans guaranteed by the U.S. Small Business Administration (the “SBA”) under its Section 7(a) loan program
•	Originated $490.9 million of residential mortgage loans
•	Completed the securitization of $154.9 million of acquired SBC owner-occupied loans and sold $139.4 million of the senior bonds at a weighted average pass-through rate of 3.3%
•

Completed issuance of a  Collateralized Loan Obligation (“CLO”) of $243.8 million of originated transitional loans and sold $198.8 million of the senior bonds at a floating rate of LIBOR plus 139 basis points.

A summary of Sutherland’s operating results for the quarter ended September 30, 2017 is presented below. Sutherland reported U.S. GAAP net income for the three months ended September 30, 2017 of $12.4 million, or $0.37 per share of common stock, and Core Earnings (a non-GAAP financial measure) of $12.9 million, or $0.38 per share of common stock.

Thomas Capasse, Chairman and Chief Executive Officer commented, “We are quite energized by the team’s ability to originate over $800 million in the third quarter which resulted in quarterly per share earnings growth of 9%.  Our ongoing effort to grow our platform and strengthen our balance sheet was supported by a successful Convertible Note offering, which further strengthened our funding mix.  As we look to the remainder of 2017 and beyond, we remain committed to executing on our strategic objectives to raise funds in an accretive manner to continue to expand our platform and build long term value for our shareholders.”

Common Dividends

During the third quarter of 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.37 per share of common stock and operating partnership unit (“OP unit”) in its operating partnership subsidiary for the quarter ended September 30, 2017 to common stockholders and OP unit holders of record as of September 30, 2017.  The dividend was paid on October 20, 2017.

The Company issued a full detailed presentation of its third quarter 2017 results, which can be viewed in the investor relations section at www.sutherlandam.com.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), this press release includes Core Earnings which is a non-U.S. GAAP financial measure. The Company defines Core Earnings as net income adjusted for unrealized or realized gains (losses) related to mortgage backed securities, unrealized gains (losses) related to residential mortgage servicing rights, and one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains or merger related expenses.

The Company believes that providing investors with this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with U.S. GAAP to Core Earnings for the three months ended September 30, 2017:

(In Millions)	Three Months Ended September 30, 2017
Net Income	$12.4
Reconciling items:
Unrealized (gain) loss on mortgage-backed securities	(0.2)
Unrealized (gain) loss on mortgage servicing rights	1.7
Total reconciling items	1.5
Income tax adjustments	(1.0)
Core earnings	$12.9

Webcast and Earnings Conference Call

Management will host a webcast and conference call on Thursday, November 9, 2017 at 8:30 am ET to provide a general business update and discuss the financial results for the quarter ended September 30, 2017.  The conference call can be accessed by dialing 877-545-1402 (domestic) or 719-457-2716 (international).

The conference call will also be available in the Investor Relations section of the Company’s website at www.sutherlandam.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  A replay of the call will also be available on the Company’s website approximately two hours after the live call through November 23, 2017.  To access the replay, dial 844-512-2921 (domestic) or 412-317-6671 (international). The replay pin number is 1816994.

Safe Harbor Statement

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Investor Relations
Sutherland Asset Management
212-257-4666
SutherlandIR@waterfallam.com

Additional information can be found on the Company’s website at www.sutherlandam.com.

SUTHERLAND ASSET MANAGEMENT CORPORATION

Unaudited CONSOLIDATED BALANCE SHEETS

(In Thousands)	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$70,590	$59,566
Restricted cash	16,057	20,190
Short-term investments	99,994	319,984
Loans, net (including $158,393 and $81,592 held at fair value)	892,896	1,011,121
Loans, held for sale, at fair value	200,318	181,797
Mortgage backed securities, at fair value	41,371	32,391
Loans eligible for repurchase from Ginnie Mae	101,408	137,986
Derivative instruments	4,131	5,785
Servicing rights (including $68,815 and $61,376 held at fair value)	89,372	83,854
Receivable from third parties	6,756	7,220
Other assets	35,356	54,277
Assets of consolidated VIEs	944,894	691,096
Total Assets	$2,503,143	$2,605,267
Liabilities
Secured short-term borrowings	522,767	927,462
Promissory note, net	6,494	7,378
Securitized debt obligations of consolidated VIEs, net	680,282	492,942
Convertible note, net	109,414	—
Senior secured note, net	138,074	—
Guaranteed loan financing	313,388	390,555
Contingent consideration	9,037	14,487
Liabilities for loans eligible for repurchase from Ginnie Mae	101,408	137,986
Derivative instruments	358	643
Dividends payable	12,289	11,505
Accounts payable and other accrued liabilities	54,579	70,207
Total Liabilities	$1,948,090	$2,053,165
Stockholders’ Equity
Common stock, $0.0001 par value, 500,000,000 shares authorized, 31,996,440 and 30,549,084 shares issued and outstanding, respectively	3	3
Additional paid-in capital	539,664	513,295
Deficit	(3,952)	(201)
Total Sutherland Asset Management Corporation equity	535,715	513,097
Non-controlling interests	19,338	39,005
Total Stockholders’ Equity	$555,053	$552,102
Total Liabilities and Stockholders’ Equity	$2,503,143	$2,605,267

SUTHERLAND ASSET MANAGEMENT CORPORATION

Unaudited CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
(In Thousands, except share data)	2017	2016	2017	2016
Interest income	$35,038	$31,890	$102,169	$104,282
Interest expense	(19,908)	(14,097)	(53,579)	(42,043)
Net interest income before provision for loan losses	$15,130	$17,793	$48,590	$62,239
Provision for loan losses	(466)	(488)	(1,857)	(4,689)
Net interest income after provision for loan losses	$14,664	$17,305	$46,733	$57,550
Non-interest income (expense)
Gains on residential mortgage banking activities, net of variable loan expenses	10,735	—	32,229	—
Other income	1,853	1,729	4,281	5,335
Servicing income, net of amortization and impairment of $976 and $5,252 for the three and nine months ended September 30, 2017, and $1,850 and $6,079 for the three and nine months ended September 30, 2016, respectively	6,134	1,661	16,208	4,420
Employee compensation and benefits	(13,715)	(4,822)	(40,630)	(14,005)
Allocated employee compensation and benefits from related party	(990)	(900)	(3,010)	(2,700)
Professional fees	(2,151)	(3,120)	(6,334)	(8,573)
Management fees – related party	(2,034)	(1,793)	(6,018)	(5,464)
Loan servicing expense	(3,388)	(1,830)	(7,513)	(3,889)
Other operating expenses	(7,447)	(3,373)	(19,183)	(11,185)
Total non-interest income (expense)	$(11,003)	$(12,448)	$(29,970)	$(36,061)
Net realized gain on financial instruments	5,695	2,454	13,151	3,720
Net unrealized gain on financial instruments	2,678	3,557	4,933	5,800
Income from continued operations before provision for income (taxes) benefit	$12,034	$10,868	$34,847	$31,009
Provision for income (taxes) benefit	340	(1,297)	(1,763)	(3,326)
Net income from continuing operations	$12,374	$9,571	$33,084	$27,683
Discontinued operations
Loss from discontinued operations (including gain on disposal of $267 in the nine months ended September 30, 2016)	—	—	—	(576)
Income tax benefit	—	—	—	225
Loss from discontinued operations	—	—	—	(351)
Net income	$12,374	$9,571	$33,084	$27,332
Less: Net income attributable to non-controlling interest	533	777	1,891	2,217
Net income attributable to Sutherland Asset Management Corporation	$11,841	$8,794	$31,193	$25,115

Earnings (loss) per basic common share
Continuing operations	$0.37	$0.34	$1.00	$0.98
Discontinued operations	—	—	—	(0.01)
Earnings per basic common share	$0.37	$0.34	$1.00	$0.97

Earnings (loss) per diluted common share
Continuing operations	$0.37	$0.34	$1.00	$0.98
Discontinued operations	$—	$—	$—	$(0.01)
Earnings per diluted common share	$0.37	$0.34	$1.00	$0.97

Weighted-average shares outstanding
Basic	32,026,494	25,870,485	31,120,476	25,870,485
Diluted	32,028,980	25,870,485	31,121,449	25,870,485

Dividends declared per share of common stock	$0.37	$0.45	$1.11	$0.90

SUTHERLAND ASSET MANAGEMENT CORPORATION

Unaudited SEGMENT REPORTING

fOR THE three MONTHS ENDED september 30, 2017

			SBA Originations,	Residential
	Loan	SBC	Acquisitions,	Mortgage	Corporate-
(In Thousands)	Acquisitions	Originations	and Servicing	Banking	Other	Consolidated
Interest income	$7,800	$17,258	$9,039	$941	$—	$35,038
Interest expense	(3,937)	(10,252)	(3,795)	(797)	(1,127)	(19,908)
Net interest income before provision for loan losses	$3,863	$7,006	$5,244	$144	$(1,127)	$15,130
Provision for loan losses	(1,063)	168	429	—	—	(466)
Net interest income after provision for loan losses	$2,800	$7,174	$5,673	$144	$(1,127)	$14,664
Non-interest income (expense)
Gains on residential mortgage banking activities, net of variable loan expenses	$—	$—	$—	$10,735	$—	$10,735
Other income (loss)	402	961	444	46	—	1,853
Servicing income	4	166	1,556	4,408	—	6,134
Employee compensation and benefits	(106)	(1,879)	(2,862)	(8,735)	(133)	(13,715)
Allocated employee compensation and benefits from related party	(99)	—	—	—	(891)	(990)
Professional fees	(343)	(446)	(534)	(264)	(564)	(2,151)
Management fees – related party	—	—	—	—	(2,034)	(2,034)
Loan servicing expense	(787)	(661)	(228)	(1,712)	—	(3,388)
Other operating expenses	(1,467)	(2,750)	(993)	(1,677)	(560)	(7,447)
Total non-interest income (expense)	$(2,396)	$(4,609)	$(2,617)	$2,801	$(4,182)	$(11,003)
Net realized (loss) gain on financial instruments	(377)	2,768	3,304	—	—	5,695
Net unrealized gain (loss) on financial instruments	173	3,807	414	(1,728)	12	2,678
Net income (loss) before provision for income taxes	$200	$9,140	$6,774	$1,217	$(5,297)	$12,034
Provision for income taxes	—	(352)	(2,169)	(282)	3,143	340
Net income (loss)	$200	$8,788	$4,605	$935	$(2,154)	$12,374
Total Assets	$426,699	$1,152,153	$525,862	$298,435	$99,994	$2,503,143

SUTHERLAND ASSET MANAGEMENT CORPORATION

Unaudited SEGMENT REPORTING

fOR THE nine MONTHS ENDED september 30, 2017

			SBA Originations,	Residential
	Loan	SBC	Acquisitions,	Mortgage	Corporate-
(In Thousands)	Acquisitions	Originations	and Servicing	Banking	Other	Consolidated
Interest income	$28,242	$41,972	$28,935	$3,020	$—	$102,169
Interest expense	(12,472)	(23,798)	(12,120)	(2,310)	(2,879)	(53,579)
Net interest income before provision for loan losses	$15,770	$18,174	$16,815	$710	$(2,879)	$48,590
Provision for loan losses	(1,787)	84	(154)	—	—	(1,857)
Net interest income after provision for loan losses	$13,983	$18,258	$16,661	$710	$(2,879)	$46,733
Non-interest income (expense)
Gains on residential mortgage banking activities, net of variable loan expenses	$—	$—	$—	$32,229	$—	$32,229
Other income (loss)	769	2,708	706	98	—	4,281
Servicing income	37	(197)	3,598	12,770	—	16,208
Employee compensation and benefits	(386)	(5,713)	(7,457)	(26,359)	(715)	(40,630)
Allocated employee compensation and benefits from related party	(301)	—	—	—	(2,709)	(3,010)
Professional fees	(868)	(1,110)	(1,499)	(753)	(2,104)	(6,334)
Management fees – related party	—	—	—	—	(6,018)	(6,018)
Loan servicing expense	(2,155)	(1,724)	1,359	(4,993)	—	(7,513)
Other operating expenses	(2,871)	(6,486)	(2,951)	(5,116)	(1,759)	(19,183)
Total non-interest income (expense)	$(5,775)	$(12,522)	$(6,244)	$7,876	$(13,305)	$(29,970)
Net realized (loss) gain on financial instruments	(106)	6,082	6,714	—	461	13,151
Net unrealized gain (loss) on financial instruments	1,647	6,671	625	(3,953)	(57)	4,933
Net income (loss) before provision for income taxes	$9,749	$18,489	$17,756	$4,633	$(15,780)	$34,847
Provision for income taxes	—	(10)	(4,999)	(1,252)	4,498	(1,763)
Net income (loss)	$9,749	$18,479	$12,757	$3,381	$(11,282)	$33,084
Total Assets	$426,699	$1,152,153	$525,862	$298,435	$99,994	$2,503,143